EXHIBIT 4.5
FIRST SUPPLEMENTAL INDENTURE
6.750% SENIOR GUARANTEED NOTES DUE 2030
This First Supplemental Indenture is made as of July 31, 2023 (this “Supplemental Indenture” or “Guarantee”), among Cleveland-Cliffs FPT Services Company, an Ohio corporation, Cleveland-Cliffs Services Holding Company, an Ohio corporation, Ferrous Processing and Trading Company, a Michigan corporation, FPT Cleveland, LLC, a Michigan limited liability company, FPT Florida, LLC, a Michigan limited liability company, FPT - Schlafer Division L.L.C., a Michigan limited liability company, Koil Metals L.L.C., a Michigan limited liability company, Lonyo Land L.L.C., a Michigan limited liability company, SLC Acquisition L.L.C., a Michigan limited liability company (collectively, the “Additional Guarantors”), Cleveland-Cliffs Inc., an Ohio corporation (together with its successors and assigns, the “Company”) and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as Trustee (the “Trustee”) under the Indenture referred to below.
WITNESSETH:
WHEREAS, the Company, the Guarantors party thereto and the Trustee have heretofore executed and delivered an Indenture, dated as of April 14, 2023 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $750,000,000 of 6.750% Senior Guaranteed Notes due 2030 (the “Notes”);
WHEREAS, Section 3.08 of the Indenture provides that, after the Issue Date, the Company is required to cause certain direct or indirect Subsidiaries of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on an unsecured basis; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE 1
Definitions
Section 1.01 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE 2
Agreement to be Bound; Guarantee
Section 2.01 Agreement to be Bound. Each Additional Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each Additional Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
Section 2.02 Guarantee. Each Additional Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article 10 of the Indenture on an unsecured basis.
ARTICLE 3
Miscellaneous
Section 3.01 Notices. All notices and other communications to the Additional Guarantors shall be given as provided in the Indenture to the Additional Guarantors, at their respective addresses set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.
Cleveland-Cliffs FPT Services Company
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President, Human Resources,
         Chief Legal and Administrative Officer & Secretary
Cleveland-Cliffs Services Holding Company
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President, Human Resources,
         Chief Legal and Administrative Officer & Secretary
Ferrous Processing and Trading Company
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President, Human Resources,
         Chief Legal and Administrative Officer & Secretary
FPT Cleveland, LLC
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President, Human Resources,
         Chief Legal and Administrative Officer & Secretary
FPT Florida, LLC
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President, Human Resources,
         Chief Legal and Administrative Officer & Secretary

FPT - Schlafer Division L.L.C.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President, Human Resources,
         Chief Legal and Administrative Officer & Secretary
Koil Metals L.L.C.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President, Human Resources,
         Chief Legal and Administrative Officer & Secretary
Lonyo Land L.L.C.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President, Human Resources,
         Chief Legal and Administrative Officer & Secretary
SLC Acquisition L.L.C.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President, Human Resources,
         Chief Legal and Administrative Officer & Secretary
Section 3.02 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Company, the Additional Guarantors, Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.03 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 3.04 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 3.05 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee shall not be responsible for and makes no representation or warranty as to the validity, execution or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
Section 3.06 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 3.07 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
Section 3.08 Execution, Delivery and Validity. The Company and the Additional Guarantors each represent and warrant to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, receivership, administration, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CLEVELAND-CLIFFS FPT SERVICES COMPANY, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Human Resources

CLEVELAND-CLIFFS SERVICES HOLDING COMPANY, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Human Resources

FERROUS PROCESSING AND TRADING COMPANY, as a Guarantor

By:	/s/ Adam D. Munson
Name: Adam D. Munson
Title: Secretary

FPT CLEVELAND, LLC, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Human Resources

FPT FLORIDA, LLC, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Human Resources
[First Supplemental Indenture – 6.750% Senior Guaranteed Notes due 2030]

FPT - SCHLAFER DIVISION L.L.C., as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Human Resources

KOIL METALS L.L.C., as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Human Resources

LONYO LAND L.L.C., as a Guarantor

By:	/s/ Adam D. Munson
Name: Adam D. Munson
Title: Secretary

SLC ACQUISITION L.L.C., as a Guarantor

By:	/s/ Adam D. Munson
Name: Adam D. Munson
Title: Secretary

CLEVELAND-CLIFFS INC.

By:	/s/ Celso L. Goncalves Jr.
Name: Celso L. Goncalves Jr.
Title: Executive Vice President, Chief Financial Officer

[First Supplemental Indenture – 6.750% Senior Guaranteed Notes due 2030]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ William E. Sicking
Name: William E. Sicking
Title: Vice President
[First Supplemental Indenture – 6.750% Senior Guaranteed Notes due 2030]